                                                             EXHIBIT (A)(1)(III)

                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       Tender of Shares of Common Stock

                                      of

                       Echelon International Corporation

  As set forth in Section 3 of the Offer to Purchase described below, this instrument, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates evidencing Shares (as defined below) are not immediately available, or the certificates for Shares and all other required documents cannot be delivered to EquiServe, L.P. (the "Paying Agent") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Paying Agent. See
Section 3 of the Offer to Purchase.

                      The Paying Agent for the Offer is:

                                EQUISERVE, L.P.

               By First Class Mail:                              By Overnight Courier:
                     EquiServe                                         EquiServe
              Attn: Corporate Actions                         Attention: Corporate Actions
                   P.O. Box 8029                                   150 Royall Street
               Canton, MA 02266-8029                                Canton, MA 02021

                     By Hand:                                  By Facsimile Transmission:
   Securities Transfer Reporting Services, Inc.                      (781) 575-2233
                   c/o EquiServe                       Confirm Receipt of Facsimile By Telephone:
                100 William Street                                   (781) 575-3120
                New York, NY 10038

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE PAYING AGENT AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE PAYING AGENT.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

  The Eligible Institution which completes this form must communicate the guarantee to the Paying Agent and must deliver the Letter of Transmittal or an Agent's Message and certificates evidencing Shares to the Paying Agent within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

  The undersigned hereby tender(s) to EIN Acquisition Corp., a Florida corporation ("Purchaser") and a wholly-owned subsidiary of ETA Holding LLC, a Delaware limited liability company ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 28, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $.01 per share (the "Common Stock"), of Echelon International Corporation, a Florida corporation (the "Company") and the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.


 Signature(s) ____________________________________   Check one box if Shares will be tendered by
                                                     book-entry transfer to The Depository Trust
                                                     Company
 Name(s) of Record Holders                             Account Number ________________________________
 _________________________________________________     _______________________________________________
                Please Type or Print
 Address(es) _____________________________________
 _________________________________________________
                      Zip Code
 Area Code and Tel. No(s) ________________________
 Number of Shares ________________________________
 Certificate Nos. (If Available)
 _________________________________________________
 _________________________________________________
 Dated _________________________________, 2000



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


                                   GUARANTEE
                    (Not to be used for signature guarantee)

   The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Paying Agent either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Paying Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), together with the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

 -------------------------------------   -------------------------------------
             Name of Firm                        Authorized Signature


 -------------------------------------   Name _______________________________
                Address                          Please Type or Print


 -------------------------------------   Title ______________________________
               Zip Code

                                         Dated _________________________, 2000
 -------------------------------------
         Area Code and Tel No.

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
       SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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